EXHIBIT 99.1

DIRECTORS RESOLUTIONS OF

LVPAI GROUP LIMITED

(the “Company”)

WHEREAS RESOLVED AND AGREED THAT:

A.

Chen Yuanhang has agreed and consented to step down as Chief Executive Officer of the Company, and continue to serve as a member of the Board of Directors of the Company with effect from June 9, 2026 at 12.00 pm.

B.	Wei Zurui has consented to step down as Chief Financial Officer and a member of the Board of Directors of the Company with effect from June 9, 2026 at 12:00 pm.

C.	Zhao Ling has agreed and consented to act as the new Chief Executive Officer and a member of the Board of Directors of the Company with effect from June 9, 2026 at 12:00 pm.

D.	Zhang Wenmin has agreed and consented to act as the Chief Financial Officer of the Company with effect from June 9, 2026 at 12:00 pm.

E.	Yang Fuzhu has agreed and consented to act as a member of the Board of Directors and Chairman of the Board of Directors of the Company with effect from June 9, 2026 at 12:00 pm.

F.

Zhu Chen, Liang Wu, Chen Wenqing and Ge Sihua have each agreed and consented to act as independent directors of the Company with effect from June 9, 2026 at 12:00pm until further notice from the Company. The Board of Directors has determined and accepted that Zhu Chen, Liang Wu, Chen Wenqing and Ge Sihua each qualifies as an independent director of the Company.

Effective date: June 9, 2026

Chen Yuanhang	Zhang Wenmin	Wei Zurui

Acknowledged by:

Zhao Ling	Yang Fuzhu	Zhu Chen

Liang Wu	Chen Wenqing	Ge Sihua